EXHIBIT 17

[Proxy Card Front]

MERRILL LYNCH U.S. GOVERNMENT FUND

P.O. Box 9011
Princeton, New Jersey 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Denis Molleur, Brian D. Stewart and Alice A. Pellegrino as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Merrill Lynch U.S. U.S. Government Fund (the “Fund”), held of record by the undersigned on June 2, 2006 at the special meeting of shareholders of the Fund to be held on Tuesday, July 31, 2006, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof.  If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.                                       To approve an Agreement and Plan of Reorganization by and among Merrill Lynch U.S. Government Fund and BlackRock FundsSM, with respect to BlackRock Government Income Portfolio, a separate series of BlackRock Funds.

FOR  ☐                          AGAINST  ☐               ABSTAIN  ☐

2.                                       In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

X
Signature

X
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.